EXHIBIT 10.13
GUARANTY
     THIS GUARANTY dated as of October 31, 2006, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of a Joinder Agreement (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of (a) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Credit Agreement dated as of October 31, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NNN APARTMENT REIT HOLDINGS, L.P., a Virginia limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders, the Issuing Lender and the Swingline Lender (the parties described in (a) and (b) are hereinafter referred to collectively as the “Credit Parties”).
     WHEREAS, pursuant to the Credit Agreement, the Credit Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
     WHEREAS, either (i) Borrower is the owner, directly or indirectly, of at least a majority of the issued and outstanding Equity Interests in each Guarantor, or (ii) each Guarantor is the owner, directly or indirectly of a substantial amount of the Equity Interests in Borrower;
     WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent upon each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Credit Parties through their collective efforts;
     WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Credit Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Credit Parties on the terms and conditions contained herein; and
     WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Credit Parties making, and continuing to make, such financial accommodations to the Borrower.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:
     Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower to any Credit Party under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Revolving Loans, Swingline Loans and the Reimbursement Obligations, and the payment of all interest, Fees, charges, attorneys’ fees and other amounts payable to any Credit Party thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are actually incurred by the Credit Parties in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (d) all other Obligations.

     Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Credit Parties shall be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy any of them may have against Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of Borrower, any other Guarantor or any other Person; or (c) to make demand of Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by a Credit Party which may secure any of the Guarantied Obligations.
     Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Credit Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):
          (a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
          (b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
          (c) any furnishing to a Credit Party of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;
          (d) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Obligor;
          (e) any act or failure to act by Borrower, any other Obligor or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against Borrower or any other Person to recover payments made under this Guaranty;
          (f) any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations;

          (g) any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Credit Parties, regardless of what liabilities of the Borrower remain unpaid;
          (h) any statute of limitations in any action hereunder or for the collection of the Notes or the Reimbursement Obligations or for the payment or performance of the Guarantied Obligations;
          (i) the incapacity or lack of authority of Borrower or any other Person, or the failure of any Credit Party to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or any Guarantor or any other Person;
          (j) the dissolution or termination of existence of Borrower, any Guarantor or any other Person;
          (k) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower or any other Person;
          (l) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, Borrower or any Guarantor or any other Person, or any of Borrower’s or any Guarantor’s or any other Person’s properties or assets;
          (m) the damage, destruction, condemnation, foreclosure or surrender of all or any part of any Collateral, any Property or any of the improvements located thereon;
          (n) the failure of a Credit Party to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other person whomsoever in connection with any Guarantied Obligation;
          (o) any failure or delay of a Credit Party to commence an action against Borrower or any other Person, to assert or enforce any remedies against Borrower or any other Person under the Notes or the Loan Documents, or to realize upon any security;
          (p) any failure of any duty on the part of a Credit Party to disclose to any Guarantor any facts it may now or hereafter know regarding Borrower, any other Person, the Collateral or the Properties or any of the improvements located thereon, whether such facts materially increase the risk to Guarantors or not;
          (q) failure to accept or give notice of acceptance of this Guaranty by the Credit Parties;
          (r) failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the Guarantied Obligations;
          (s) failure to make or give protest and notice of dishonor or of default to Guarantors or to any other party with respect to the indebtedness or performance of the Guarantied Obligations;
          (t) except as otherwise specifically provided in this Guaranty, any and all other notices whatsoever to which Guarantors might otherwise be entitled;

          (u) any lack of diligence by the Credit Parties in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of the Guaranteed Obligations;
          (v) the compromise, settlement, release or termination of any or all of the obligations of Borrower under the Notes or the Loan Documents or any Collateral;
          (w) any transfer by Borrower or any other Person of all or any part of the security encumbered by the Loan Documents;
          (x) any defense based upon an election of remedies by the Credit Parties, including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor to proceed against Borrower or any other Person for reimbursement, or both (including, without limitation, California Code of Civil Procedure Sections 580a, 580b, 580d and 726);
          (y) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a principal;
          (z) any right of subrogation, reimbursement, exoneration, contribution or indemnity, or any right to enforce any remedy which the Credit Parties now have or may hereafter have against Borrower or any other Person or any benefit of, or any right to participate in, any security now or hereafter held by the Credit Parties;
          (aa) any and all of the rights and defenses described in Section 2856(a) of the California Civil Code;
          (bb) without limiting the generality of the foregoing or any other provision hereof, all rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses that are or may become available to Borrower, a Guarantor or any other surety by reason of California Civil Code Sections 2787 to 2855 inclusive, or by reason of California Civil Code Sections 2899 and 3433, or otherwise; or
          (cc) any right to require the Credit Parties to proceed against Borrower or any other guarantor of the Obligations, proceed against or exhaust any security received from Borrower or any other guarantor of the Guaranteed Obligations, or pursue any other remedy whatsoever;
     Guarantors understand that the exercise by the Credit Parties of certain rights and remedies may affect or eliminate Guarantors’ right of subrogation against Borrower or other Persons and that Guarantors may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantors hereby authorize and empower the Credit Parties, their successors, endorsees and assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantors that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances. Notwithstanding any other provision of this Guaranty to the contrary (but except as expressly provided in the Contribution Agreement), each Guarantor hereby waives and releases any claim or other rights which such Guarantor may now have or hereafter acquire against Borrower or any other Person of all or any of the obligations of Guarantors hereunder that arise from the existence or performance of such Guarantors’ obligations under this Guaranty or any of the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of the Credit Parties against Borrower or any other Person or any collateral which the Credit Parties now have or hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from Borrower or any other Person, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. Guarantors understand that: (a) Section 580d of the California Code of Civil Procedure generally prohibits a deficiency judgment against a borrower after a non-judicial foreclosure; (b) Guarantors’ subrogation rights may be destroyed by a non-judicial foreclosure under the Security Documents (because Guarantors may not be able to pursue Borrower or any other Person for a deficiency judgment by reason of the application of Section 580d of the California Code of Civil Procedure); and (c) under Union Bank v. Gradsky, 265 Cal. App. 2nd 40 (1968), a lender may be estopped from pursuing a guarantor for a deficiency judgment after a non-judicial foreclosure (on the theory that a guarantor should be exonerated if a lender elects a remedy that eliminates the guarantor’s subrogation rights) absent an explicit waiver. Without limitation on the generality of the other waivers contained in this Guaranty, Guarantors hereby waive (1) the defense that might otherwise be available under Gradsky, supra (or any similar judicial decision or statute) in the event the Credit Parties pursue a non-judicial foreclosure, and (2) all rights and defenses arising out of an election of remedies by the Credit Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantors’ rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise. In addition, Guarantors waive all rights and defenses that Guarantors may have because the Borrower’s debt is secured by real property. This means, among other things:
               (i) The Credit Parties may collect from the Guarantors without first foreclosing on any real or personal property collateral pledged by the Borrower or any other Person; and
               (ii) If the Credit Parties foreclose on any real property collateral pledged by the Borrower or any other Person: (A) the amount of the debt may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) the Credit Parties may collect from the Guarantors even if the Credit Parties, by foreclosing on the real property collateral, have destroyed any right the Guarantors may have to collect from the Borrower or any other Person. This is an unconditional and irrevocable waiver of any rights and defenses that the Guarantors may have because the Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the Code of Civil Procedure.
          (dd) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantors might otherwise be entitled or any other circumstances which might otherwise constitute a discharge of a Guarantor (other than indefeasible payment in full or as to a Guarantor, a release of such Guarantor pursuant to and as provided in the Credit Agreement or as approved by all of the Lenders), it being the intention that the obligations of Guarantors hereunder are absolute, unconditional and irrevocable.
     Section 4. Action with Respect to Guarantied Obligations. The Credit Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations;

(b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any other Obligor or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against Borrower, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Agent shall elect.
     Section 5. Representations and Warranties. Each Guarantor hereby makes to the Credit Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.
     Section 6. Covenants. Each Guarantor will perform and comply with all covenants applicable to such Guarantor, or which the Borrower is required to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents, as if the same were more fully set forth herein.
     Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.
     Section 8. Reinstatement of Guarantied Obligations. If a claim is ever made on a Credit Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and such Credit Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by such Credit Party with any such claimant (including Borrower or a trustee in bankruptcy for Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof, any release herefrom, or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Credit Parties for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to such Credit Party.
     Section 9. No Contest with Credit Parties; Subordination. So long as any Guarantied Obligation remains unpaid or undischarged, Guarantors will not, by paying any sum recoverable hereunder (whether or not demanded by any Credit Party) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Guarantors to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with any Credit Party in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any obligation hereby guaranteed which, now or hereafter, any Credit Party may hold or in which it may have any share. Except as expressly provided in the Contribution Agreement, Guarantors hereby expressly waive any right of contribution from or indemnity against Borrower, whether at law or in equity, arising from any payments made by Guarantors pursuant to the terms of this Guaranty, and Guarantors acknowledge that Guarantors have no right whatsoever to proceed against Borrower for reimbursement of any such payments. In connection with the foregoing, Guarantors expressly waive any and all rights of subrogation to the Credit Parties against Borrower, and Guarantors hereby waive any rights to enforce any remedy which a Credit Party may have against Borrower and any rights to participate in any collateral for Borrower’s obligations under the Loan Documents. Guarantors hereby subordinate any and all indebtedness of Borrower now or hereafter owed to Guarantors to all indebtedness of Borrower to the Credit Parties, and agree with the Credit Parties that (a) Guarantors shall not demand or accept any payment from Borrower on account of such indebtedness, provided that, without modifying any limitations on Indebtedness in the Credit Agreement, Guarantor shall be entitled to receive and retain payments of indebtedness made from Borrower to Guarantor so long as no Default or Event of Default shall exist at the time of such payment and no Default or Event of Default shall occur as a result of any such payment, (b) Guarantors shall not claim any offset or other reduction of Guarantors’ obligations hereunder because of any such indebtedness, and (c) Guarantors shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if a Credit Party so requests, such indebtedness shall be collected, enforced and received by Guarantors as trustee for the Credit Parties and be paid over to the Credit Parties on account of the indebtedness of Borrower to the Credit Parties, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.
     Section 10. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Credit Parties such additional amount as will result in the receipt by the Credit Parties of the full amount payable hereunder had such deduction or withholding not occurred or been required.
     Section 11. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Credit Parties, at any time during the continuance of an Event of Default, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Credit Party other than the Agent subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Credit Party or any affiliate of such Credit Party, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Promptly following any such set-off, the Agent shall notify the applicable Guarantor thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off.
     Section 12. Business Failure, Bankruptcy or Insolvency. In the event of the business failure of any Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to any Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of any Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for any Guarantor or any Guarantor’s properties or assets, the Credit Parties may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of such Person allowed in any proceedings relative to such Guarantor, or any of such Guarantor’s properties or assets, and, irrespective of whether the indebtedness or other obligations of Borrower guaranteed hereby shall then be due and payable, by declaration or otherwise, the Credit Parties shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of Borrower guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantors shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended (the “Bankruptcy Code”), or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of the Credit Parties to enforce any rights of such Person against Guarantors by virtue of this Guaranty or otherwise. If a Credit Party is prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Credit Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.
     Section 13. Additional Guarantors; Release of Guarantors. Section 7.12 of the Credit Agreement provides that certain Subsidiaries must become Guarantors by, among other things, executing and delivering to Agent a Joinder Agreement. Any Subsidiary which executes and delivers to the Agent a Joinder Agreement shall be a Guarantor for all purposes hereunder. Under certain circumstances described in Section 7.12(b) of the Credit Agreement, certain Subsidiaries may obtain from the Agent a written release from this Guaranty pursuant to the provisions of such section, and upon obtaining such written release, any such Subsidiary shall no longer be a Guarantor hereunder. Each other Guarantor consents and agrees to any such release and agrees that no such release shall affect its obligations hereunder.
     Section 14. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Credit Parties shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.
     Section 15. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
     Section 16. WAIVER OF JURY TRIAL.
          (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OTHER CREDIT PARTY WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE CREDIT PARTIES AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OTHER CREDIT PARTY OF ANY KIND OR NATURE.
          (b) EACH OF THE GUARANTORS, THE AGENT AND EACH OTHER CREDIT PARTY HEREBY AGREES THAT THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN ATLANTA, GEORGIA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OTHER CREDIT PARTY, PERTAINING

DIRECTLY OR INDIRECTLY TO THIS GUARANTY, THE LOANS, THE LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY OTHER CREDIT PARTY OR THE ENFORCEMENT BY THE AGENT OR ANY OTHER CREDIT PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
          (c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY AFTER CONSULTATION WITH COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.
     Section 17. Loan Accounts. Each Credit Party may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed prima facie evidence of the amounts and other matters set forth herein. The failure of a Credit Party to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.
     Section 18. Waiver of Remedies. No delay or failure on the part of a Credit Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by a Credit Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.
     Section 19. Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guarantied Obligations, the cancellation of all Letters of Credit and the other Obligations and the termination or cancellation of the Credit Agreement in accordance with its terms.
     Section 20. Successors and Assigns. Each reference herein to the Agent or the other Credit Parties shall be deemed to include such Person’s respective successors and assigns in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s permitted successors and assigns, upon whom this Guaranty also shall be binding. The Lenders, the Issuing Lender and the Swingline Lender may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

     Section 21. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.
     Section 22. Amendments. This Guaranty may not be amended except in writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Agent and each Guarantor.
     Section 23. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.
     Section 24. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Agent, any Lender, the Issuing Lender or the Swingline Lender at its respective address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.
     Section 25. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 26. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.
     Section 27. Limitation of Liability.
     Neither the Agent, any other Credit Party nor any affiliate, officer, director, employee, attorney, or agent of such Persons, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Agent, any other Credit Party or any of such Person’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by Credit Agreement or financed thereby.
     Section 28. Definitions.
     Capitalized terms used herein that are not otherwise defined herein shall have the meanings given them in the Credit Agreement.
[Signatures Begin on Next Page]

     IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty under seal as of the date and year first written above.

GUARANTORS:

NNN APARTMENT REIT, INC., a Maryland corporation

By:	/s/ Stanley J. Olander

Name: Stanley J. Olander
Title: CEO
[SEAL]

APARTMENT REIT WALKER RANCH, LP, a Texas limited partnership

By:	APARTMENT REIT WALKER RANCH GP, LLC, a Delaware limited liability company, its General Partner

	By:	NNN APARTMENT REIT HOLDINGS, L.P., a Virginia limited partnership, its Manager

		By:	NNN APARTMENT REIT, INC., a Maryland corporation, its General Partner

			By:	/s/ Stanley J. Olander

Name: Stanley J. Olander
Title: CEO
[SEAL]

APARTMENT REIT WALKER RANCH GP, LLC, a Delaware limited liability company

By:	NNN APARTMENT REIT HOLDINGS, L.P., a Virginia limited partnership, its Manager

	By:	NNN APARTMENT REIT, INC., a Maryland corporation, its General Partner

		By:	/s/ Stanley J. Olander

Name: Stanley J. Olander
Title: CEO
[SEAL]